                                   EXHIBIT 99

                               MEDIA INFORMATION
         MERCHANTS GROUP, INC., 250 MAIN STREET, BUFFALO, NEW YORK 14202

FOR IMMEDIATE RELEASE
Contact: Kenneth J. Wilson
Telephone: (716) 849-3101



                       ** MERCHANTS GROUP REPORTS EARNINGS
               FOR THE QUARTER AND YEAR ENDED DECEMBER 31, 2003 **


        BUFFALO, N.Y., February 17, 2004 -- MERCHANTS GROUP, INC. (AMEX-MGP) announced results for the quarter and year ended December 31, 2003.

        For the fourth quarter of 2003 Merchants Group, Inc. (the Company) reported net income of $798,000 ($.38 per diluted share) compared to $42,000 ($.02 per diluted share) in 2002. For the year ended December 31, 2003 the Company earned $2.07 per diluted share on net income of $4,365,000 compared to $1.19 per diluted share on net income of $2,538,000 in 2002.

        Included in net income for the quarter ended December 31, 2003 were $290,000 of net realized investment gains which added $.09 to fully diluted earnings per share, compared to $430,000 of net realized investment losses which reduced fully diluted earnings per share by $.13 for the quarter ended December 31, 2002. Net income for the years ended December 31, 2003 and 2002 included net realized investment gains of $2,500,000 and $953,000, respectively, which added $.78 and $.30, respectively, to fully diluted earnings per share.




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Merchants Group, Inc. through its wholly owned subsidiary, Merchants Insurance
Company of New Hampshire, Inc., provides property and casualty insurance services to businesses and individuals throughout the northeastern and mid-atlantic United States.
--------------------------------------------------------------------------------

         The financial statements and results for 2003 reflect the effects of the Services Agreement and the Reinsurance Pooling Agreement between the Company and its wholly-owned insurance subsidiary, Merchants Insurance Company of New Hampshire, Inc. (MNH), and Merchants Mutual Insurance Company (Mutual), effective January 1, 2003. The Services Agreement calls for Mutual to provide underwriting, administrative, claims and investment services to the Company and MNH. The Reinsurance Pooling Agreement provides for the pooling, or sharing, of insurance business traditionally written by Mutual and by MNH on or after the effective date. MNH's share of pooled (combined Mutual and MNH) premiums earned and losses and loss adjustment expenses (LAE) for 2003 in accordance with the Reinsurance Pooling Agreement is 40%. MNH's pooling percentage for 2004 will be 35%. The Company did not participate in a pooling agreement in 2002, therefore the financial statements and results for 2002 reflect business written independently by the Company. This earnings release provides a comparison of the Company's share of pooled premiums for 2003 to its unpooled premiums for the same period in 2002, as well as a comparison of the pooled, or combined Mutual and MNH premiums written for 2003 to the combined business of Mutual and MNH for the same periods in 2002, even though the companies were not party to a reinsurance pooling agreement in 2002.

Fourth Quarter Comparisons:

     Revenues for the fourth quarter of 2003 were $19,066,000, a 6% decrease from $20,376,000 recorded in the same period in 2002. Net premiums earned decreased $1,823,000 (10%) to $16,400,000, from $18,223,000 in 2002. Net premiums earned reflect the Company's share (40% for 2003) of pooled net premiums earned for the fourth quarter of 2003. Net investment income decreased 16% (13% on an after-tax basis) to $2,100,000 in 2003, from $2,513,000 in 2002, due to a 78 basis point decrease (16%) in the average investment portfolio yield and a 2% decrease in average invested assets. Net realized investment gains were $290,000 compared to net realized investment losses of $430,000 in 2002.

     The Company's pro forma share of group-wide or combined direct premiums written in accordance with the Reinsurance Pooling Agreement for the fourth quarter of 2003 was $17,551,000. The Company's direct premiums written in the same period in 2002 were

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$16,767,000. The following table reflects group-wide direct premiums written
(DWP) by major category for the three months ended December 31, 2003 and 2002.


                                                                                                MNH
                                                                                               Pooled         MNH
                                                  Group-wide DWP                                Share         DWP
                                                  --------------                              --------       ------
                                               Three months ended                               Three months ended
                                                  December 31,                                      December 31,
                                              2003             2002          Variance            2003         2002      Variance
                                            --------          -------       ---------          --------      -------    --------
                                                  (000's omitted)                                 (000's omitted)
     Voluntary Personal Lines                $15,198           $17,563         (13%)           $ 6,079       $10,305      (41%)
     Voluntary Commercial Lines               27,871            23,704          18%             11,148         4,964      125%
     Involuntary                                 811             1,846         (56%)               324         1,498      (78%)
                                             -------           -------                         -------       -------
     Total Direct Written Premiums           $43,880           $43,113           2%            $17,551       $16,767        5%
                                             =======           =======                         =======       =======



     The 13% decrease in group-wide voluntary personal lines direct premiums written resulted primarily from a 17% decrease in private passenger auto (PPA) direct premiums written. The decrease in PPA direct premiums written resulted from the group's policy, implemented in 2002, not to write new PPA policies in certain jurisdictions and from the approval by the New Jersey Department of Banking and Insurance of the companies' plan to withdraw from the New Jersey PPA market beginning in June 2003.

     The 18% increase in group-wide voluntary commercial lines direct premiums written was the result of increased commercial umbrella direct premiums written (the majority of which is ceded to a reinsurer) and an increase in average premiums per commercial policy.

     Net losses and LAE decreased $2,000,000 or 14% to $12,372,000 in 2003 compared to $14,372,000 in 2002. The loss and LAE ratio decreased 3.5 percentage points to 75.4% in 2003 compared to 78.9% in 2002. No significant changes in the Company's reserves for losses occurring in prior accident years were recorded during the fourth quarter of 2003.

       Total amortization of deferred policy acquisition costs and other underwriting expenses was $5,521,000 for the fourth quarter of 2003, a decrease of $388,000, or 7%, from $5,909,000 for the fourth quarter of 2002, which was consistent with the 10% decrease in net premiums earned. The


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GAAP combined ratio for the fourth quarter of 2003 decreased 2.2 percentage points to 109.1 from 111.3 in the same period in 2002 primarily due to the aforementioned 3.5 percentage point decrease in the loss and LAE ratio.

Annual Comparisons:

         Revenues for 2003 were $76,972,000, a 19% decrease from 2002. Net premiums earned were $65,097,000 a decrease of $18,023,000 or 22% from the year earlier period. Net investment income decreased $1,588,000, or 15%, to $8,815,000 due to a 3% decrease in average invested assets and a 98 basis point decrease (18%) in the average investment portfolio yield. Net realized investment gains increased 162% to $2,500,000 from $953,000 in 2002.

         Net losses and LAE decreased $13,261,000 (21%) to $49,612,000 in 2003 from $62,873,000 in 2002, primarily due to the decrease in net earned premiums. The loss and LAE ratio increased to 76.2% in 2003, compared to 75.6% in 2002.

         Total amortization of deferred policy acquisition costs and other underwriting expenses was $21,956,000 in 2003, a decrease of $6,015,000 or 22% from $27,971,000 in 2002. This decrease resulted from the 22% decrease in net premiums earned. The GAAP combined ratio for 2003 increased to 109.9 from 109.3 in 2002.

         The provision for income taxes of $1,039,000 decreased $690,000, or 40%, from $1,729,000 in 2002. The effective income tax rate was 19% in 2003 compared to 41% in 2002. The 2003 provision for income taxes includes the effects of a May 2003 change in New York State law with respect to the taxation of non-life insurance companies. This change eliminated state income taxes for non-life insurance companies and increased the premium tax rate from 1.3% to 2.0%. (The higher premium taxes are recorded as other underwriting expenses, which added .5 percentage

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points to the expense and GAAP combined ratios for 2003.) This change in New
York State law lowered the Company's effective income tax rate by approximately 4 percentage points in 2003. Further, as a result of this change, the Company eliminated its deferred tax liability with respect to New York State income taxes and recorded a one-time benefit, net of deferred federal income taxes, that reduced its provision for income taxes by $505,000 ($.24 per diluted share) during the quarter ended June 30, 2003, which is included in results for the year ended December 31, 2003. The impact reduced the effective tax rate for the year by 9 percentage points. In addition, tax advantaged income reduced the Company's effective income tax rate by 6 and 3 percentage points, respectively, for the years ended December 31, 2003 and 2002.

Other Information:

        Book value per common share at December 31, 2003 increased to $33.30 from $32.19 at December 31, 2002.

        Merchants Group, Inc. through its wholly-owned subsidiary, Merchants Insurance Company of New Hampshire, Inc., offers property and casualty insurance through independent agents to individuals and businesses in the Northeast United States. The Company is headquartered in Buffalo, New York.


                                 * * * * * * * *

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:

        Certain statements made in this press release constitute forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of



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1995. Forward-looking statements include, without limitation, statements relating to the Company's plans, strategies, objectives, expectations and intentions. Words such as "believes," "forecasts," "intends," "possible," "expects," "anticipates," "estimates," or "plans," and similar expressions are intended to identify forward-looking statements. Such forward-looking statements involve certain assumptions, risks and uncertainties that include, but are not limited to, those associated with factors affecting the property-casualty insurance industry generally, including price competition, the Company's dependence on state insurance departments for approval of rate increases, size and frequency of claims, escalating damage awards, natural disasters, fluctuations in interest rates and general business conditions; the Company's dependence on investment income; the geographic concentration of the Company's business in the northeastern United States and in particular in New York, New Hampshire, New Jersey, Rhode Island, Pennsylvania and Massachusetts; the adequacy of the Company's loss reserves; the Company's dependence on the general reinsurance market; government regulation of the insurance industry; exposure to environmental claims; dependence of the Company on its relationship with Merchants Mutual Insurance Company and the other risks and uncertainties discussed or indicated in all documents filed by the Company with the Securities and Exchange Commission. The Company expressly disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.








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                              Merchants Group, Inc.
                      Consolidated Statement of Operations
                     (in thousands except per share amounts)



                                            Year ended                                Three months ended
                                            December 31,                                December 31,
                                            ------------                                ------------
                                          2003         2002             % Change       2003          2002            % Change
                                          ----         ----             --------       ----          ----            --------
                                                                                          (unaudited)
     Revenues:
     Net premiums earned                $65,097        $83,120           (21.7)      $16,400        $18,223            (10.0)
     Net investment income                8,815         10,403           (15.3)        2,100          2,513            (16.4)
     Net realized investment
        gains (losses)                    2,500            953           162.3           290           (430)             n.m.
     Other revenues                         560            635           (11.8)          276             70            294.3
                                        -------        -------           -----       -------        -------
     Total revenues                      76,972         95,111           (19.1)       19,066         20,376             (6.4)
                                        -------        -------           -----       -------        -------
     Expenses:
     Net losses and loss
        adjustment expenses              49,612         62,873           (21.1)       12,372         14,372            (13.9)
     Amortization of deferred
        policy acquisition costs         16,925         22,227           (23.9)        4,264          4,829            (11.7)
     Other underwriting expenses          5,031          5,744           (12.4)        1,257          1,080             16.4
                                        -------        -------           -----       -------        -------
     Total expenses                      71,568         90,844           (21.2)       17,893         20,281            (11.8)
                                        -------        -------           -----       -------        -------
     Income before income taxes           5,404          4,267            26.6         1,173             95          1,134.7
     Provision for income taxes           1,039          1,729           (39.9)          375             53            607.5
                                        -------        -------                       -------        -------
     Net income                          $4,365         $2,538            72.0          $798            $42          1,800.0
                                        =======        =======                       =======        =======
     Earnings per share:
        Basic                             $2.07          $1.19            73.9          $.38           $.02          1,800.0
                                        =======        =======                       =======        =======
        Diluted                           $2.07          $1.19            73.9          $.38           $.02          1,800.0
                                        =======        =======                       =======        =======
     Weighted average shares
        outstanding
        Basic                             2,110          2,125                         2,110          2,110
        Diluted                           2,111          2,129                         2,113          2,112
     GAAP Combined Ratio                  109.9          109.3                         109.1          111.3
     Statutory Combined Ratio             109.7          110.5                         109.6          112.2



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                              Merchants Group, Inc.
                      Consolidated Condensed Balance Sheet
                                 (in thousands)



                                                                                        December 31,
                                                                                       ------------
                                                                                2003                 2002
                                                                                ----                 ----

                                     Assets
                                     ------

Investments                                                                    $202,887           $209,397
Premiums receivable                                                              16,677             14,496
Deferred policy acquisition costs                                                 8,623              8,817
Deferred federal income tax benefit                                               4,497              4,195
Other assets                                                                     38,812             31,811
                                                                               --------           --------
         Total assets                                                          $271,496           $268,716
                                                                               ========           ========

                      Liabilities and Stockholders' Equity
                      ------------------------------------

Liabilities:
   Reserve for losses and loss
    adjustment expenses                                                        $146,474           $147,136
   Unearned premiums                                                             36,176             35,119
   Other liabilities                                                             18,587             18,537
                                                                               --------           --------
         Total liabilities                                                      201,237            200,792
                                                                               --------           --------

Stockholders' equity:                                                            70,259             67,924
                                                                               --------           --------

Total liabilities and stockholders' equity                                     $271,496           $268,716
                                                                               ========           ========



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